UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2026

CAPRI

(Exact name of Registrant as Specified in its Charter)

001-35368

(Commission File Number)

British Virgin Islands	N/A
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

90 Whitfield Street

2nd Floor

London, United Kingdom

W1T 4EZ

(Address of Principal Executive Offices)

44 207 632 8600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Ordinary Shares, no par value	CPRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 10, 2026, the Board of Directors (the “Board”) of Capri Holdings Limited (the “Company”) approved the Company’s entry into an employment agreement with Justin Boxford (the “Employment Agreement”) appointing Mr. Boxford as Chief Executive Officer of the Company and appointed Mr. Boxford as a member of the Board, each effective as of January 4, 2027 (the “Effective Date”). Mr. Boxford will succeed John D. Idol, who will continue to serve as Chief Executive Officer and Chairman of the Board through the Effective Date, and as an employee of the Company in a senior advisor capacity through March 31, 2027, to support the leadership transition. Effective as of the Effective Date, Robin Freestone will become Chairman of the Board.

Mr. Boxford, age 53, brings nearly 30 years of global luxury and beauty industry experience, including more than two decades at The Estée Lauder Companies, which he joined in 2004. Most recently, he served as Global President, Luxury Beauty Brands. Prior to this role, he served as Global Brand President of Estée Lauder and AERIN BEAUTY, and spent five years leading La Mer. Mr. Boxford was a member of The Estée Lauder Companies’ Executive Leadership Team and previously held positions at LVMH, Unilever and L’Oréal. He holds a bachelor’s degree in International Business from European Business School London.

Under the Employment Agreement, Mr. Boxford will receive (i) an annual base salary of $1,250,000; (ii) beginning with the Company’s fiscal year 2028, an annual cash incentive opportunity with a target equal to 150% of his annual base salary; (iii) a one-time cash sign-on bonus of $1,125,000, subject to repayment under specified circumstances if his employment terminates within one year following the Effective Date; (iv) on or around February 1, 2027, a one-time sign-on equity award with an aggregate grant-date value of $6,500,000, consisting of 50% time-based restricted share units that will vest ratably over three years and 50% performance-based restricted share units that will be eligible to vest in three annual installments, subject to successive one-year performance periods; and (v) beginning with the Company’s fiscal year 2028, eligibility to participate in the Company’s annual long-term incentive program, with his fiscal year 2028 annual long-term incentive award to be granted in June 2027 and to have a target grant-date fair value of $7,000,000.

The Employment Agreement provides for specified severance payments and benefits upon certain qualifying terminations of employment. On the Effective Date, Mr. Boxford will also enter into a Change in Control Continuity Agreement, which provides for enhanced severance payments and benefits equal to two times annual base salary and target annual bonus upon a qualifying termination of employment in connection with a change in control of the Company. In addition, pursuant to the Employment Agreement and Change in Control Continuity Agreement, Mr. Boxford will be subject to customary restrictive covenants, including confidentiality obligations, mutual non-disparagement obligations, a non-competition covenant and customer non-solicitation covenants during his employment and for specified periods thereafter.

The foregoing descriptions of the Employment Agreement and the Change in Control Continuity Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Employment Agreement and the form of Change in Control Continuity Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

There is no arrangement or understanding between Mr. Boxford and any other person pursuant to which he was selected as Chief Executive Officer, and there is no family relationship between Mr. Boxford and any of the Company’s directors or executive officers. Mr. Boxford has no interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

While employed as a senior advisor through March 31, 2027, Mr. Idol will continue to receive his current compensation and benefits in accordance with the Company’s existing practices and the fifth amended and restated employment agreement between Mr. Idol and the Company dated March 7, 2022. Upon the termination of his employment on March 31, 2027, Mr. Idol will receive the retirement treatment for which he is eligible under his equity award agreements and the other severance payments and benefits applicable upon a termination of employment without cause pursuant to his employment agreement, in each case in accordance with the terms of his existing arrangements with the Company.

Item 7.01	Regulation FD Disclosure.

On November 11, 2026, the Company issued a press release announcing the executive transition, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Employment Agreement, dated as of November 11, 2026, by and among Capri Holdings Limited, Michael Kors (USA), Inc. and Justin Boxford.

10.2	Form of Change in Control Continuity Agreement, by and among Capri Holdings Limited, Michael Kors (USA), Inc. and Justin Boxford.

99.1	Press Release, dated November 11, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CAPRI HOLDINGS LIMITED
Date: November 12, 2026

	By:	/s/ Catherine So
	Name:	Catherine So
	Title:	Chief Legal and Sustainability Officer